EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MTI Technology Corporation:

     We consent to incorporation by reference in the registration statements No. 333-85410 on Form S-3 and the registration statements (Nos. 333-109060, 333-103065, 333-85410, 333-76972, 333-69030, 333-66716, 333-95915, 333-92623, 333-85579, 333-61957, 333-46363, 333-50377, 333-18501, 33-75180 and 33-80438) on Form S-8 of MTI Technology Corporation of our report dated May 23, 2003, except as to the second paragraph of note 7, which is as of June 30, 2003, relating to the consolidated balance sheet of MTI Technology Corporation and subsidiaries as of April 5, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended April 5, 2003, and related schedule, which report appears in Amendment No. 3 to the April 3, 2004 annual report on Form 10-K/A of MTI Technology Corporation. Our report refers to a change in the method of accounting for goodwill and intangible assets effective April 8, 2001.

/s/ KPMG LLP

Costa Mesa, California
December 17, 2004